LOAN AGREEMENT ("Agreement") dated as of September 1, 1999, is entered into by and among HYBRIDON, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 155 Fortune Boulevard, Milford, Massachusetts 01757 and E. Andrews Grinstead III, residing at 33 Edgehill Road, Brookline, Massachusetts 02445, (the "Lenders").

                              W I T N E S S E T H:

            WHEREAS, the Borrower has requested and the Lenders have agreed to make a loan to the Borrower in an aggregate principal amount of Five Hundred Thousand Dollars and 00/100 ($500,000), the ("Loan") on the terms, and subject to the conditions set forth herein;

            NOW, THEREFORE, IT IS AGREED that, in consideration of the premises and mutual agreements contained herein, the parties hereby agree as follows:

SECTION 1. THE LOAN.

            1.1 Loan. Subject to and upon the terms and conditions set forth herein, Lenders agree to make the Loan to Borrower on September 1, 1999 in an aggregate principal amount of Five Hundred Thousand Dollars and 00/100 ($500,000) (the "Loan"). At the Borrower's request, the Lenders may, but are not required to, make additional advances (up to a maximum of an additional $500,000) to the Borrower under this Agreement. Any such additional advances shall also be deemed to be part of the Loan hereunder.

            1.2 Senior Indebtedness. The Lender and the Borrower agree that the Loan constitutes "Senior Indebtedness" under the Borrower's 9% Convertible Secured Notes due 2004.

            1.3 Letter of Intent. It is the intent of the parties that, upon the closing of any third party debt financing which closes on or before March 1, 2000, including the Letter of Intent Transaction, the Loan will be converted into a portion of the credit facility made pursuant to such debt financing. If for any reason, however, a third party debt financing does not close on or before March 1, 2000, the Lenders shall have the option (a) to convert the entire Loan to a five-year term loan (maturing on August 31, 2004) substantially on the terms set forth in the Letter of Intent, in which event the Borrower shall issue to the Lenders the warrants which the Lenders would have otherwise received if the Loan had been made as part of the Letter of Intent Transaction,
(b) to convert the entire Loan to a demand loan bearing interest at the rates provided in Section 2 below or (c) to declare the entire principal balance, together with accrued but unpaid interest thereon, immediately due and payable.

SECTION 2. INTEREST RATE AND OTHER CHARGES.

            2.1 Interest. (a) Borrower shall pay the Lenders interest monthly, in arrears, on the unpaid principal amount of the Loan until the Loan has been paid in full at the following rate: at the option of the Lender, either (a) 12% per annum, payable in cash or (b) 15% per annum, payable in common stock of the Borrower at the rate of fifty cents ($0.50) per share. Any common stock of the Borrower issued pursuant to this Section 2.1 shall bear an appropriate securities law legend and the issuance thereof shall be subject to the Lender's execution and delivery of an appropriate private placement agreement.

            (b) Interest shall accrue from and including the Closing Date to but excluding the date of any repayment and shall be payable, in cash or in common stock, as provided above, on the first business day of each month that the Loan is outstanding, commencing October 1, 1999 and upon any prepayment (to the extent accrued on the amount being prepaid), and at maturity.

            (c) All computations of interest hereunder shall be made on the basis of a 360-day year consisting of 12 30-day months.

            2.2 Excess Interest. In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Lenders have received interest or other charges hereunder in excess of the highest permissible rate applicable thereto, the Lenders shall promptly apply such excess to the Obligations in such order as the Lenders shall determine in their discretion or refund the amount thereof to Borrower, and the provisions hereof shall be deemed amended to provide for such permissible rate.

SECTION 3. PRINCIPAL PAYMENTS AND PREPAYMENTS.

            3.1 Repayment. Except as provided in Section 1.3 above, Borrower shall pay to the Lenders the principal amount of the Loan, less any principal prepayments made pursuant to the terms of this Agreement, on or before March 1, 2000.

            3.2 Prepayments. Borrower may prepay the Loan in whole or in part without premium or penalty at any time. Prepayments of the Loan may not be re-borrowed. All prepayments of the Loan or any portion thereof shall be made together with the payment of all interest accrued on the amount repaid through the date of such prepayment.

            3.3 Notices. Borrower shall give the Lenders ten days' prior written notice of each prepayment of the Loan. Each notice of prepayment shall specify the amount of the Loan to be prepaid and the date of prepayment.

            3.4 Payments Without Deductions. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any Loan Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaims


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

whatsoever, provided that with respect to withholding taxes Borrower may make such deductions as may be required by law if Lender fails to deliver a Form W-9 to Borrower.

SECTION 4.  COSTS AND EXPENSES, INDEMNITY AND SETOFF

            4.1 (a) The Borrower agrees to pay on demand all costs and expenses of the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the fees and expenses of counsel for the Lenders with respect thereto).

            (b) The Borrower agrees to indemnify and hold harmless the Lenders and each of their respective Affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims that may be asserted against, and any and all damages, claims, losses, liabilities, deficiencies, judgments, costs and expenses of any kind (including, without limitation, amounts paid in settlement, court costs, reasonable fees and expenses of counsel and other professionals) (collectively, "Indemnified Liabilities") that may be incurred by or awarded against, any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement or any other Loan Document, or the exercise of any right or remedy hereunder, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law of public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or any of them. The Borrower also agrees not to assert any claim against any Lender or any of its affiliates, or any of its directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential, punitive or other damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document.

            (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Lenders in their sole discretion.

            (d) The Borrower's obligations under this Section 4.1 shall survive any termination of this Agreement and the payment in full of the Obligations, and are in addition to and not in substitution of any of its obligations in this Agreement or the other Loan Documents.


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

            4.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all amounts any Lender may owe to Borrower pursuant to any agreement or otherwise to and in reduction of the Obligations hereunder, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section 4.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender and its Affiliates may have.

SECTION 5. TERM.

            The term of this Agreement commences on the Closing Date and shall extend through the date upon which all Obligations have been fulfilled.

SECTION 6. EVENTS OF DEFAULT

            6.1 If any of the following events ("Events of Default") shall occur and be continuing:

            (a) the Borrower shall fail to pay any principal of, or interest on, the Loan, or the Borrower shall fail to make any other payment under any Loan Document, in each case when the same becomes due and payable and such failure continues unremedied for fifteen days after such amount was due and payable;

            (b) the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this Section 6.1; or

            (c) any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against the Borrower in any material respect, or the Borrower shall so state in writing;


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

then, and in any such event, the Lenders may, by notice to the Borrower, declare the Loan, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loan, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Loan, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            Each Lender shall also have all of its rights and remedies under applicable law.

SECTION 7. DEFINITIONS.

            7.1 Defined Terms. The following terms shall have the definitions set forth below.

            "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the voting stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

            "Closing" means the funding of the Loan by the Lenders pursuant to this Agreement.

            "Closing Date" means the date of the Closing.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Event of Default" has the meaning specified in Section 6.

            "Letter of Intent Transaction" means the transaction described in the draft Letter of Intent (the "Letter of Intent"), a copy of which is attached hereto as Exhibit A.

            "Loan Documents" means, collectively, this Agreement, the Note, the Security Agreement, any other note or notes executed by Borrower and payable to Lender, and any other agreement entered into in connection with this Agreement, together with all amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.


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

            "Note" shall mean that certain Promissory Note, dated of even date herewith, in the original aggregate principal amount of $500,000, of the Borrower and payable to the Lender, evidencing amounts outstanding under the Loan, as the same may be amended, extended, renewed, restated or replaced from time to time.

            "Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to the Lenders, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by the Lenders in Borrower's debts owing to others), absolute or contingent, due or to become due, and all interest, charges, expenses, fees, attorneys, fees and any other sums chargeable to Borrower hereunder or under any other agreement with Lender.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Security Agreement" means the Security Agreement of even date herewith between the Borrower and the Lenders.

SECTION 8. MISCELLANEOUS.

            8.1 Certain Waivers. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

            8.2 No Waiver by the Lenders. The Lenders failure to exercise any right, remedy or option under this Agreement or any supplement or other agreement between the Lenders and Borrower or delay by the Lenders in exercising the same will not operate as a waiver. No waiver by the Lenders will be effective unless in writing and then only to the extent stated. No waiver by the Lenders shall affect it right to require strict performance of this Agreement. The Lenders' rights and remedies will be cumulative and not exclusive.

            8.3 Binding on Successor and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind the Lenders and Borrower's respective representatives, successors and assigns.

            8.4 Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.


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

            8.5 Amendments; Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and the Lenders. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder.

            8.6 Integration. This Agreement, together with the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

            8.7 Governing Law; Jurisdiction and Venue. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Massachusetts applicable to contracts made and to be performed entirely within such State.

            8.8 Survival. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

            8.9 Notices. Any notice required hereunder shall be in writing and addressed to the Borrower and the Lenders at their addresses set forth at the beginning of this Agreement. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, overnight courier or otherwise, or three (3) days after deposit in the United States mail, postage prepaid.

            8.10 Captions. The Section titles contained in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            8.11 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Lenders, if they so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

            8.12 Counterparts; Telecopy Execution. This Agreement may be executed in any number of separate counterparts, each of which, when taken together, shall constitute one and the same agreement, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding affect of this Agreement.


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

            8.13 Construction. The parties acknowledge that each party and its counsel have reviewed and participated in the preparation of this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

            8.14 Time of Essence. Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement.

            8.15 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. THE LENDERS AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THE LENDERS AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF THE LENDERS OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THE LENDERS OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

            IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed as of the day and year first above written.

                                          HYBRIDON, INC.



                                          By:
                                                   -----------------------------
                                          Name     Robert G. Andersen
                                          Title:   Vice President, Operations
                                                   and Planning




                                          ------------------------------------
                                                   E. Andrews Grinstead III

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